 Exhibit 4.1

M	monster worldwide

Monster Worldwide, Inc.
COMMON STOCK	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	COMMON STOCK

This certifies that	CUSIP 611742 10 7
SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

Monster Worldwide, Inc.

(hereinafter the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK
(NEW YORK, N.Y.) TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

/s/ William Pastore	/s/ Evan Kornrich
PRESIDENT AND CHIEF EXECUTIVE OFFICER	SECRETARY

   monster worldwide

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –		Custodian
TEN ENT	– as tenants by the entireties		(Cust)	(Minor)
JT TEN	– as joint tenants with right of		under Uniform Gifts to Minors
	survivorship and not as tenants		Act
	in common			(State)

Additional abbreviations may also be used though not in the above list.

Important Notice:  When you sign your name to this Assignment Form without filling in the name of your “Assignee” or “Attorney”, this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the “Assignee” blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the “Attorney” blank. Alternatively, instead of using the Assignment Form, you may sign a separate “stock power” form and then mail the unsigned stock certificate and the signed “stock power” in separate envelopes. For added protection, use certified or registered mail for a stock certificate.

For value received,                                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address, including postal zip code, of assignee

 Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.